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                             HAWKINS, DELAFIELD & WOOD
                          67 WALL STREET, NEW YORK  10005


                                        June 23, 1986

First Investors Life
  Insurance Company
120 Wall Street
New York, New York  10005

Gentlemen:

          As general counsel to First Investors Life Insurance Company (the "Company"), we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the establishment of First Investors Life Level Premium Variable Life Insurance (Separate Account B) and the preparation of the Registration Statement on Form S-6 (the "Registration Statement") to which this opinion is an exhibit, filed by the Company pursuant to the Securities Act of 1933, with respect to Level Premium Variable Life Insurance Contracts (the "Contracts") providing for investment in the Separate Account. We have examined such records of the Company, certificates of public officials and other documents and such questions of law as we have deemed necessary as a basis for this opinion.

          Based upon such examination, we are of the opinion that:

          1. The Separate Account is a separate account of the Company, duly created and validly existing pursuant to the provisions of the New York Insurance Law.

          2. The Contracts will be validly issued and binding obligations of the Company in accordance with their terms when issued, offered and sold in accordance with the prospectus for the Contracts contained in the Registration Statement and in compliance with applicable local law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder. We qualify our opinion to reflect that (i) we are members of the Bar of the States of New York and Connecticut, and (ii) it is subject to general principles of equity (whether considered in a proceeding in equity or at law).

                                        Very truly yours,

                                        /s/ Hawkins, Delafield & Wood